S                        FOURTH AMENDMENT
                     TO AMENDED AND RESTATED
                   LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of November 19, 1998, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender") and CLIMATE MASTER, INC. ("Climate Master"), INTERNATIONAL ENVIRONMENTAL CORPORATION ("IEC"), EL DORADO CHEMICAL COMPANY ("EDC") and SLURRY EXPLOSIVE CORPORATION ("Slurry") (Climate, IEC, EDC, and Slurry being collectively referred to herein as "Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 21, 1997 as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 12, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 1998, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998 (as so amended, the "Agreement");

     WHEREAS, two Events of Default have occurred under the Agreement;

     WHEREAS, the Borrower desires that the Lender waive the Events of Default and amend the Agreement in certain respects; and

     WHEREAS, the Lender is willing to waive the Events of Default and amend the Agreement subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                            ARTICLE I
                            _________

                           Definitions
                           ___________

     Section 1.01. Definitions.  Capitalized terms used in this
                  ___________
Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

     Section 1.02.  New Definitions.  The following new definitions
                    _______________
are hereby added to the Agreement and read as follows:

               "Automotive Subsidiaries" means the following LSB
                _______________________
     Guarantor Subsidiaries: L&S Automotive Products Co., LSB Extrusion Co., International Bearings, Inc., Rotex Corporation, and
     Tribonetics Corporation.

               "Automotive Termination Date"  means the date that LSB
                ___________________________
     obtains alternative financing for the Automotive Subsidiaries in accordance with the provisions of Section 6.16(b) of the Amended and Restated Loan and Security Agreement, dated November 21, 1997, as amended, between Lender and LSB and indefeasibly repays all Obligations attributable to the Automotive Subsidiaries.

               "Springing Covenant Event" means three consecutive
                ________________________
     Business Days when the aggregate Availability of the LSB
     Consolidated Borrowing Group under all of the LSB-Related Loan Agreements is less than Fifteen Million Dollars ($15,000,000) on each such Business Day."

                            ARTICLE II
                            __________

                            Amendments
                            __________

     Section 2.01  Amendment to Section 9.16.  Section 9.16 of the
                   _________________________   ___________
Agreement is hereby amended to read in its entirety as follows:

          "9.16     At all times (i) prior to the Automotive
     Termination Date and (ii) after the Automotive Termination Date but only if a Springing Covenant Event has occurred whereafter such financial covenant shall remain in effect until the termination of this Agreement, the following financial covenant shall be in effect:

           CCI Adjusted Tangible Net Worth.  The CCI Adjusted
           _______________________________
     Tangible Net Worth will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal
     Years:

     Fiscal Quarters
     in the
     Following
     Fiscal Years       1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
     _____________      ___________   ___________   ___________   ___________
     Fiscal Year
     Ending
     December 31, 1998                                            $18,500,000

     First Fiscal
     Quarter during
     Fiscal Year Ending
     December 31, 1999    The CCI Adjusted Tangible Net Worth as of
                          December 31, 1998 less $1,500,000.
                                            ____

     Second Fiscal
     Quarter during
     Fiscal Year Ending
     December 31, 1999    The CCI Adjusted Tangible Net Worth as of
                          March 31, 1999.



                                -2-


     Third Fiscal Quarter
     during Fiscal Year
     Ending December 31,
     1999 and each
     Fiscal Quarter
     during each Fiscal
     Year ending there-
     after:               The CCI Adjusted Tangible Net Worth as of
                          March 31, 1999 plus fifty percent (50%) of CCI's profits for the prior fiscal quarter without taking into account any losses."

     Section 2.02.  Amendment to Section 9.17.  Section 9.17 of the
                    ________________________   ___________
Agreement is hereby amended to read in its entirety as follows:

          "9.17 At all times (i) prior to the Automotive Termination Date and (ii) after the Automotive Termination Date but only if a Springing Covenant Event has occurred whereafter such financial covenant shall remain in effect until the termination of this Agreement, the following financial covenant shall be in effect:

           Debt Ratio. The ratio of Debt of the CCI Consolidated
           __________
     Group to the CCI Adjusted Tangible Net Worth will not be greater than the following ratios at the end of each of the Fiscal Quarters during the following Fiscal Years:

     Fiscal Quarters
     in the Following
     Fiscal Years        1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
     _________________   ___________   ___________   ___________   ___________
     Fiscal Year Ending
     December 31, 1998                                                7.75:1

     Fiscal Year Ending
     December 31, 1999
     and                    7.75:1        7.75:1        7.75:1        7.75:1

     Each Fiscal Quarter during each Fiscal
     Fiscal Year ending thereafter:                     7.75:1"

                           ARTICLE III
                           ___________

                             Waivers
                             _______

     Section 3.01.  Waiver of Events of Default.
                                        ___________________________

             (a)  The Lender hereby waives the following Events of
Default: (i) the CCI Adjusted Tangible Net Worth for the Fiscal Quarter ending September 30, 1998 was less than $23,000,000, in breach of Section 9.16 of the Loan Agreement; and (ii) the CCI Consolidated Group's Debt Ratio for the Fiscal Quarter ending September 30, 1998 was greater than 6.35 to 1.0, in breach of
Section 9.17 of the Loan Agreement.

             (b) The foregoing waiver is only applicable to and shall only be effective to the extent described above. The waiver is limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power, or remedy of the Lender under the Loan
Agreement (except as provided herein), or (iii) a waiver of any other Event of Default or Event which may exist under the Loan Agreement.

                           ARTICLE IV
                           __________

          Ratifications, Representations and Warranties
          ______________________________________________

     Section 4.01.  Ratifications.  The terms and provisions set
                    _____________
forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02.  Representations and Warranties.  Borrower
                    _______________________________
hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                            ARTICLE V
                            __________

                       Conditions Precedent
                      _____________________

     Section 5.01.  Conditions.  The effectiveness of this
                    __________
Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

                (i)     Company Certificate.  A certificate executed by
                          ___________________
          the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

                (ii)     No Material Adverse Change.  There shall have
                         ___________________________
          occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral since September 30, 1998, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

                (iii)     Other Documents.  Borrower shall have executed
                          ________________
          and delivered such other documents and instruments as well as required record searches as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                            ARTICLE VI
                           ____________

                          Miscellaneous
                         _______________

     Section 6.01.  Survival of Representations and Warranties.
                    ___________________________________________
All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02.  Reference to Agreement.  The Agreement, each of
                    ______________________
the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03.  Severability.  Any provision of this Amendment
                    ____________
held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04.  APPLICABLE LAW.  THIS AMENDMENT AND ALL OTHER
                    ______________
LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 6.05.  Successors and Assigns.  This Amendment is
                    _______________________
binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06.  Counterparts.  This Amendment may be executed
                    ____________
in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07.  Effect of Waiver.  No consent or waiver,
                    ________________
express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08.  Headings.  The headings, captions and
                    ________
arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09.  Releases.  As a material inducement to Lender
                    ________
to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or
(f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10.  Expenses of Lender.  Borrower agrees to pay on
                    __________________
demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11.  NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER
                    __________________
WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL

AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN
LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                         "BORROWER":

                         CLIMATE MASTER, INC.


                         By: /s/ Tony M. Shelby
                            ___________________________________
                            Tony M. Shelby
                            Vice President


                         INTERNATIONAL ENVIRONMENTAL CORPORATION


                         By: /s/ Tony M. Shelby
                            ____________________________________
                            Tony M. Shelby
                            Vice President


                         EL DORADO CHEMICAL COMPANY


                         By: /s/ Tony M. Shelby
                            __________________________________
                            Tony M. Shelby
                            Vice President

                         SLURRY EXPLOSIVE CORPORATION


                         By: /s/ Tony M. Shelby
                            __________________________________
                            Tony M. Shelby
                            Vice President

                         "LENDER"

                          BANKAMERICA BUSINESS CREDIT, INC.


                          By: /s/ Michael J. Jasaitis
                             ___________________________________
                             Michael J. Jasaitis, Vice President

                   CONSENTS AND REAFFIRMATIONS
                    ___________________________

     The undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 1998, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and BankAmerica Business Credit, Inc. ("Creditor") and reaffirms its obligations under that certain Continuing Guaranty (the "Guaranty") dated as of November 21, 1997, made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty remains in full force and effect and the Guaranty is hereby ratified and confirmed.

     Dated as of November 19, 1998.

                              CLIMACHEM, INC.



                              By: /s/ Tony M. Shelby
                                 ______________________________
                                 Tony M. Shelby, Vice President

                   CONSENTS AND REAFFIRMATIONS
                  _____________________________

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of November 19, 1998, between Climate Master, Inc., International Environmental Corporation, El Dorado Chemical Corporation, Slurry Explosive Corporation and BankAmerica Business Credit, Inc. ("Creditor") and each reaffirms its obligations under that certain Continuing Guaranty with Security Agreement (the "Guaranty") dated as of November 21, 1997, and acknowledges and agrees that such Guaranty remains in full force and effect and each Guaranty is hereby ratified and confirmed.

     Dated as of November 19, 1998.

                              LSB INDUSTRIES, INC.
                              LSB CHEMICAL CORP.
                              L&S AUTOMOTIVE PRODUCTS CO.
                              L&S BEARING CO.
                              INTERNATIONAL BEARINGS, INC.
                              LSB EXTRUSION CO.
                              ROTEX CORPORATION
                              TRIBONETICS CORPORATION
                              SUMMIT MACHINE TOOL MANUFACTURING
                                   CORP.
                              MOREY MACHINERY MANUFACTURING
                                   CORPORATION
                              CHP CORPORATION
                              KOAX CORP.
                              APR CORPORATION
                              CLIMATE MATE, INC.
                              THE ENVIRONMENTAL GROUP, INC.
                              UNIVERSAL TECH CORPORATION


                              By: /s/ Tony M. Shelby
                                 _______________________________
                                 Tony M. Shelby, Vice President
                                 acting on behalf of each of the
                                 above